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As filed with the Securities and Exchange Commission on December 22, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cameron International Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0451843 (I.R.S. Employer Identification Number)

1333 West Loop South, Suite 1700
Houston, Texas 77027
(713) 513-3300
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

William C. Lemmer
Senior Vice President and General Counsel
1333 West Loop South, Suite 1700
Houston, Texas 77027
(713) 513-3300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:
Alan J. Bogdanow
Vinson & Elkins L.L.P.
2001 Ross Avenue, Suite 3700
Dallas, Texas 75201
(214) 220-7700

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)

Common stock, par value $0.01 per share(4)

Preferred stock, par value $0.01 per share(4)

Debt securities(4)

Warrants(4)

Rights(4)

Units(4)

Depositary shares(4)

Stock purchase contracts(4)

Stock purchase units(4)

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(2)
Pursuant to General Instruction II.E., this information is not required to be included. The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this Registration Statement. If any debt securities or preferred stock are issued at an original issue discount, then the amount registered will include the principal or liquidation amount of such securities measured by the initial offering price thereof.

(3)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the entire registration fee.

(4)
This Registration Statement covers an indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the common stock, preferred stock, debt securities, warrants, rights, units or depositary shares registered under this Registration Statement and such indeterminate amount of securities as may be issued upon settlement of the stock purchase contracts or stock purchase units registered under this Registration Statement. The securities registered under this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The securities that may be offered pursuant to this Registration Statement include, pursuant to Rule 416 of the Securities Act of 1933, such additional number of shares of common stock that may become issuable as a result of any stock split, stock dividend or similar event.

PROSPECTUS

Cameron International Corporation

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units
Depositary Shares
Stock Purchase Contracts
Stock Purchase Units

        We may, from time to time, offer and sell in one or more offerings shares of our common stock; shares of our preferred stock; debt securities; warrants to purchase any of the other securities that may be sold under this prospectus; rights to purchase common stock, preferred stock and/or debt securities; units and depositary shares representing an interest in one or more of these classes of securities; and stock purchase contracts and stock purchase units covering one or more of these classes of securities. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis, and the underwriters may overallot a portion of these securities.

        We will offer these securities in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offerings. This prospectus describes only the general terms of these securities and the general manner in which we will offer these securities. The specific terms of any securities we offer will be included in one or more supplements to this prospectus. The supplements will also describe the specific manner in which we will offer the securities and may add, update or change information contained in this prospectus. This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.

        Our common stock is listed on the New York Stock Exchange under the symbol "CAM."

        Investing in our securities involves risk. You should carefully consider the risk factors we describe in any accompanying prospectus supplement and in the reports we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus before you make any investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 22, 2011.

        In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus, any prospectus supplement or any such free writing prospectus is accurate as of any date other than the date on the front of the document or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Except as otherwise specified, "Cameron," the "Company," "we," "our," "ours" and "us" refer to Cameron International Corporation and its subsidiaries.

i

THE COMPANY

        Cameron designs, manufactures, markets and services equipment used by the oil and gas industry and industrial manufacturing companies. We are a leading international manufacturer of oil and gas pressure control and separation equipment, including valves, wellheads, controls, chokes, blowout preventers and assembled systems for oil and gas drilling, production and transmission used in onshore, offshore and subsea applications and provide oil and gas separation, metering and flow measurement equipment. We also are a manufacturer of centrifugal air compressors, integral and separable gas compressors and turbochargers. We operate internationally and have manufacturing plants and service centers in numerous locations worldwide.

        Our common stock is traded on the New York Stock Exchange under the symbol "CAM." Our principal executive offices are located at 1333 West Loop South, Houston, Texas 77027. Our telephone number at that location is (713) 513-3300.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer hereunder. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement also may add to, update or change information contained in this prospectus. You should carefully read this prospectus, any prospectus supplement and the additional information described under the headings "Where You Can Find More Information" and "Incorporation by Reference."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov, from which you can access the information that we have filed electronically with the SEC. General information about us, including our SEC filings, is available free of charge through our website, www.c-a-m.com. Information on our website is not incorporated by reference into this prospectus or our other securities filings and is not a part of this prospectus. Our reports and other information filed with the SEC can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC that registers the offer and sale of the securities covered by this prospectus. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits. You may refer to the registration statement and the accompanying exhibits for more information about us and the securities covered by this prospectus. The registration statement and the accompanying exhibits are available at the SEC's Public Reference Room or through its Internet site.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Except to the extent that information therein is furnished and not filed pursuant to any Current Report on Form 8-K, we incorporate by reference the documents listed below and any filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") on or after the date of this prospectus until we sell all of the securities covered by this registration statement:

  (i)
  Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

  (ii)
  Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011, June 30, 2011 and September 30, 2011;

  (iii)
  Current Reports on Form 8-K filed on January 10, 2011, May 5, 2011 (as amended by Form 8-K/A filed on July 21, 2011), May 26, 2011, June 2, 2011, June 3, 2011, June 10, 2011 (two Current Reports on Form 8-K filed on such date), June 17, 2011, July 21, 2011, September 1, 2011, October 24, 2011, October 25, 2011, December 19, 2011 and December 20, 2011; and

  (iv)
  the description of our common stock contained in the registration statement on Form S-4, filed on March 14, 1995, and any subsequently filed amendments and reports updating such description.

        You may request a copy of any of these filings, other than an exhibit to a filing unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:

Cameron International Corporation
1333 West Loop South, Suite 1700
Houston, Texas 77027
Attention: Corporate Secretary
(713) 513-3300

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains and incorporates by reference "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations or forecasts of future events. They include statements regarding our future market strength, order levels, revenues and earnings, cash generated from operations, capital expenditures and the use of existing cash balances and future anticipated cash flows. In some cases, you can identify forward-looking statements by terminology such as "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and the negative of these terms.

        Although we believe that the forward-looking statements contained or incorporated by reference herein are based on reasonable assumptions, our actual results may differ materially from those described in any such forward-looking statements. Any such statements are based on current expectations of our performance and are subject to a variety of factors, some of which are not under our control, which can affect our results of operations, liquidity or financial condition. Some of those factors are identified in our periodic and current reports incorporated in this prospectus by reference or will be stated in a prospectus supplement to this prospectus under the caption "Risk Factors," and the following factors are among those that may cause actual results to differ materially from our forward-looking statements:

  •
  overall demand for, and pricing of, our products;

  •
  the size and timing of orders;

  •
  our ability to successfully execute large subsea and drilling projects we have been awarded;

  •
  the possibility of cancellations of orders in backlog;

  •
  our ability to convert backlog into revenues on a timely and profitable basis;

  •
  the impact of acquisitions we have made or may make;

  •
  changes in the price of (and demand for) oil and gas in both domestic and international markets;

  •
  raw material costs and availability;

  •
  political and social issues affecting the countries in which we do business;

  •
  fluctuations in currency markets worldwide; and

  •
  variations in global economic activity.

In particular, current and projected oil and gas prices historically have generally directly affected customers' spending levels and their related purchases of our products and services. As a result, changes in oil and gas price expectations may impact the demand for our products and services and our financial results due to changes in cost structure, staffing and spending levels we make in response thereto.

        You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus, or, in the case of documents incorporated by reference, the date of those documents. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, unless the securities laws require us to do so.

        We urge you to carefully review and consider the disclosures made in this prospectus, any accompanying prospectus supplement and our reports filed with the SEC and incorporated by reference herein that attempt to advise interested parties of the risks and factors that may affect our business.

RISK FACTORS

        Investing in our securities involves risks. Before you invest in our securities, you should carefully consider the specific risks described in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and the applicable prospectus supplement, together with all of the other information included in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference.

 RATIOS OF EARNINGS TO FIXED CHARGES

        The ratio of earnings to fixed charges for each of the periods set forth below has been computed on a consolidated basis and should be read in conjunction with our consolidated financial statements, including the accompanying notes thereto, incorporated by reference in this prospectus. Because we have no preferred stock issued (and have not had any issued during the fiscal years or periods shown below), we have not presented a ratio of earnings to combined fixed charges and preferred dividends.

	Nine Months Ended September 30, 2011	Year Ended December 31,
		2010	2009	2008	2007(1)	2006(1)
Ratio of earnings to fixed charges(2)	7.8	8.4	7.1	11.6	13.7	12.1

(1)
Restated in accordance with Financial Accounting Standards Board Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement), adopted in 2009 and codified primarily in ASC 470-20, Debt with Conversion and Other Options.

(2)
For purposes of calculating the ratios of earnings to fixed charges, "earnings" represent income (including only distributed income of less than 50% owned entities) before income taxes and fixed charges, and "fixed charges" represent the sum of interest charges and the portion of rental expenses representative of an interest factor.

USE OF PROCEEDS

        Unless we inform you otherwise in the applicable prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus and any accompanying prospectus supplement for general corporate purposes. These purposes may include acquisitions, repurchases of our capital stock and debt securities, additional working capital needs, capital expenditures, and repayment or refinancing of all or a portion of our indebtedness outstanding at the time. We may initially invest those funds in marketable securities or use them to repay short-term indebtedness until they are used for their stated purpose.

DESCRIPTION OF CAPITAL STOCK

General

        Our authorized capital stock consists of 400,000,000 shares of common stock, $0.01 par value, and 10,000,000 shares of preferred stock, $0.01 par value. As of September 30, 2011, there were 245,197,657 shares of common stock outstanding and no shares of preferred stock outstanding.

        The following description does not purport to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation, as amended (our "certificate of incorporation"), and amended and restated bylaws, as amended (our "bylaws"), and to applicable law.

Common Stock

        The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Subject to preferences that may be granted to any then-outstanding preferred stock, holders of our common stock are entitled to receive ratably such dividends as may be declared from time to time by our board of directors out of funds legally available for distribution. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all of our assets remaining after we pay our liabilities and distribute the liquidation preference of any then-outstanding preferred stock. Holders of our common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

        Our board of directors has the authority, without further action by the stockholders, to issue preferred stock in one or more series at any time and to fix the rights, preferences, privileges and restrictions of each series. If and when we offer to sell a particular series of preferred stock, we will describe the specific terms of the series in a supplement to this prospectus. However, such description will not necessarily be complete and will be qualified in its entirety by reference to the certificate of designations relating to the particular series of preferred stock. We will file a copy of the certificate of designations that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock. Each certificate of designations will establish the number of shares in that series of preferred stock and fix the designations, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions.

        The issuance of preferred stock could result in dilution of the voting power and relative equity interest of holders of our common stock and will subject the common stock to the prior dividend and liquidation rights of the outstanding shares of the series of preferred stock issued.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law

        Certain provisions included in our certificate of incorporation and bylaws and applicable provisions of the Delaware General Corporation Law (the "DGCL") may make it more difficult for or prevent an unsolicited third party from acquiring control of us or changing our board of directors and management. These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or in our management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies furnished by them and to discourage certain types of transactions that may involve an actual or threatened change in our control. The provisions also are intended to discourage certain tactics that may be used in proxy fights. These provisions, however, could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

  Classified Board

        Our certificate of incorporation and bylaws provide for our board of directors to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

  Size of Board and Vacancies

        Our certificate of incorporation and bylaws provide that the number of directors on our board of directors is fixed by our board of directors. Any vacancies in our board of directors, however resulting, may be filled solely by the vote of the majority of our directors then in office or, in the case of a sole remaining director, such director.

  No Cumulative Voting

        The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not expressly provide for cumulative voting.

  Removal of Directors

        Our bylaws provide that any director may be removed for incapacity, failure to perform his or her duties, acts that could be a detriment to us or any other justifiable cause, in each case as determined by our board of directors. Our certificate of incorporation also provides that any director may be removed at any time for cause by the affirmative vote of the holders of a majority of the outstanding shares of our capital stock then entitled to vote generally in the election of directors.

  Calling of Special Meetings of Stockholders

        Our certificate of incorporation and bylaws provide that special meetings of our stockholders may only called by a majority of our board of directors, the chairman of our board directors or our president.

  Stockholder Action by Written Consent

        The DGCL permits stockholder action by written consent unless otherwise provided by the certificate of incorporation. Our certificate of incorporation provides that our stockholders may not act by written consent.

  Advance Notice Requirements for Stockholder Proposals and Director Nominations

        Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors. Stockholders are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder who was a holder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our secretary timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting. In order to nominate directors to our board of directors or bring other business before an annual meeting of our stockholders, a stockholder's notice must be received by our secretary at our principal executive offices not less than 60 days or more than 90 days prior to the anniversary date of the immediately preceding annual meeting of our stockholders. If, however, the annual meeting is called for a date that is not within 30 days before or after such anniversary date, a stockholder's notice must be received by our secretary at our principal executive offices not later than the close of business on the tenth day following the date on which notice of the date of the annual meeting was mailed to our stockholders or public announcement of the date of such meeting is made.

  Amendments to Certificate of Incorporation and Bylaws

        The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend a corporation's certificate of incorporation, unless the certificate of incorporation requires a greater percentage. Our certificate of incorporation provides that provisions related to the following may be amended by the affirmative vote of the holders of at least 80 percent of our outstanding voting stock:

  •
  the classification of our board of directors;

  •
  the number and election of our directors;

  •
  the removal of directors;

  •
  the limitation on stockholder action by written consent; and

  •
  the calling of special meetings of stockholders.

In addition, our certificate of incorporation provides that the provisions related to the following may be amended only with the affirmative vote of the holders of at least 80 percent of our outstanding voting stock, unless such amendment was recommended to our stockholders by two-thirds of the Continuing Directors (as defined in our certificate of incorporation):

  •
  certain transactions between (i) us or any of our subsidiaries and (ii) any person or entity that is not one of our subsidiaries that, together with its affiliates, beneficially owns 20 percent or more of our outstanding common shares (a "Related Person");

  •
  any reclassification of our securities, recapitalization or other transaction involving us or any of our subsidiaries that would have the effect of increasing disproportionately the voting power of a Related Person; or

  •
  the adoption of any plan or proposal for our liquidation or dissolution proposed by or on behalf of a Related Person.

        Our bylaws provide, in general, that they may only be amended with the approval of a majority of our board of directors or the holders of at least two-thirds of our outstanding voting stock. With respect to the provisions relating to special meetings of our stockholders, the limitation on stockholder action by written consent, the number and election of our directors, the definition of "entire board of directors" and bylaw amendments, however, our bylaws provide that they may be amended only with the affirmative vote of the holders of at least 80 percent of our outstanding voting stock.

  Undesignated Preferred Stock

        The authorization of our undesignated preferred stock will make it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us.

  Business Combinations

        We are subject to the provisions of Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation, such as us, from engaging in "business combinations" with any "interested stockholder" for a period of three years after the date the interested stockholder becomes an interested stockholder unless:

  •
  the business combination or the transaction that resulted in the stockholder becoming an interested stockholder is approved by the corporation's board of directors prior to the time the interested stockholder becomes an interested stockholder;

  •
  the interested stockholder acquired at least 85 percent of the outstanding voting stock of the corporation in the transaction in which it becomes an interested stockholder, excluding, for purposes of determining the number of shares outstanding, shares held by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or offer exchange; or

  •
  the business combination is approved by the corporation's board of directors and by the affirmative vote of the holders of two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        The term "business combination" is defined to include a broad array of transactions, including the following:

  •
  mergers and consolidations;

  •
  sales or other dispositions of assets having a total value in excess of ten percent of the consolidated assets of the corporation;

  •
  subject to certain exceptions, transfers of any stock of the corporation to the interested stockholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        An interested stockholder is generally defined as either (i) a person who beneficially owns 15% or more of the outstanding voting stock of the corporation or (ii) an affiliate or associate of the corporation who owned 15% or more of the outstanding voting stock of the corporation at any time within the past three years.

        In addition to Section 203 of the DGCL, our certificate of incorporation requires that certain business combinations between us or any of our subsidiaries and a Related Person, including, among other things, mergers, sales of a substantial part of our assets, purchases of a substantial part of the assets of a Related Person, and, subject to certain exceptions, issuances of our securities, must be approved by the holders of at least 80 percent of our outstanding voting stock. This provision does not apply if either (i) the transaction is approved by a two-thirds vote of the Continuing Directors (as defined in our certificate of incorporation) or (ii) certain "fair price" and disclosure conditions are met.

        The existence of these provisions can be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of our common stock.

Limitations on Liability and Indemnification of Officers and Directors

        The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. Our certificate of incorporation provides that, to the fullest extent permitted by the DGCL, a director of Cameron is not liable to Cameron or its stockholders for monetary damages for breach of fiduciary duties as a director, except that a director will be liable to the extent provided by applicable law for any breach of the director's duty of loyalty to Cameron or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful dividend payments or other transfers under Section 174 of the DGCL, or any other transaction from which such director derived an improper personal benefit.

        Our certificate of incorporation provides that we must indemnify each director and officer who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was one of our directors or officers against expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our certificate of incorporation expressly authorizes us to purchase and maintain insurance on behalf of our directors and officers to cover any liability asserted against them and incurred by them in such capacities or arising out of their status as such. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

        The limitation of liability and indemnification provisions that are included in our certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Listing

        Our common stock is traded on the New York Stock Exchange under the symbol "CAM."

Transfer Agent and Registrar

        ComputerShare Trust Company, N.A. is the transfer agent and registrar for our common stock.

DESCRIPTION OF DEBT SECURITIES

        The following is a general description of the debt securities that may be issued from time to time by us under this prospectus. The particular terms relating to each debt security will be set forth in a prospectus supplement.

        The following description is only a summary of the material provisions of the indenture for the debt securities and is qualified by reference to the indenture, a form of which is filed as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the debt securities.

        The definitions of capitalized terms used in this section without definition are set forth below under "—Definitions." In the description of the debt securities that follows, "Cameron," "we," "us" and "our" refer only to Cameron International Corporation and not to any of its subsidiaries.

General

        We may issue from time to time one or more series of debt securities under an indenture between us and a trustee that we will name in the related prospectus supplement. The term "trustee" as used in this prospectus shall refer to the trustee under any such indenture. The indenture will not limit the amount of debt securities that we may issue.

        The debt securities will be our direct, unsecured obligations, and may be issued either separately or together with, or upon the conversion of, or in exchange for, other securities.

        The indenture provides for the issuance of debt securities in one or more series. A prospectus supplement relating to a series of debt securities will include specific terms relating to that offering. These terms will include some or all of the following:

  •
  the title of the debt securities;

  •
  any limit on the total principal amount of the debt securities;

  •
  the price or prices at which we will sell the debt securities;

  •
  the maturity date or dates of the debt securities;

  •
  the rate or rates, which may be fixed or variable, at which the debt securities will bear interest and the date from which such interest will accrue;

  •
  the dates on which interest will be payable and the related record dates;

  •
  whether any index, formula or other method will be used to determine payments of principal or interest and the manner of determining the amount of such payments;

  •
  the place or places of payments on the debt securities;

  •
  whether the debt securities are redeemable;

  •
  any redemption dates, prices, obligations and restrictions on the debt securities;

  •
  any mandatory or optional sinking fund or purchase fund or analogous provisions;

  •
  the denominations in which the debt securities will be issued, if other than $1,000 or multiples of $1,000;

  •
  the currency in which principal and interest will be paid, if other than U.S. dollars;

  •
  any provisions granting special rights upon the occurrence of specified events;

  •
  any deletions from, changes in or additions to the events of default or the covenants specified in the indenture;

  •
  any trustees, authenticating or paying agents, transfer agents, registrars or other agents for the debt securities if other than the trustee;

  •
  any conversion or exchange features of the debt securities;

  •
  whether we will issue the debt securities as original issue discount securities for federal income tax purposes;

  •
  any special tax implications of the debt securities;

  •
  the terms of payment upon acceleration; and

  •
  any other material terms of the debt securities.

        We may sell debt securities at a discount below their stated principal amount, bearing no interest or interest at a rate that, at the time of issuance, is different than market rates. When we refer to the principal and interest on debt securities, we also mean the payment of any additional amounts that we are required to pay under the indenture or the debt securities, including amounts for certain taxes, assessments or other governmental charges imposed on holders of debt securities.

Denomination, Form, Payment and Transfer

        In general, we will denominate and make payments on debt securities in U.S. dollars. If we issue debt securities denominated, or with payments, in a foreign or composite currency, a prospectus supplement will specify the currency.

        We may from time to time issue debt securities as registered securities. This means that holders will be entitled to receive certificates representing the debt securities registered in their name. You can transfer or exchange debt securities in registered form upon reimbursement of any taxes or government charges. This transfer or exchange can be made at the trustee's corporate trust office or at any other office maintained by us for such purposes. We may charge a reasonable fee in connection with certain transfers and exchanges. If the debt securities are in registered form, we can pay interest by check mailed to the person in whose name the debt securities are registered on the days specified in the indenture.

        As a general rule, however, we will issue debt securities in the form of one or more global certificates that will be deposited with The Depository Trust Company, New York, New York ("DTC"). DTC will act as depository for the global certificates. Beneficial interests in global certificates will be shown on, and transfer of beneficial interests will be effected only through, records maintained by DTC and its participants. Therefore, if you wish to own debt securities that are represented by one or more global certificates, you can do so only indirectly or "beneficially" through an account with a broker, bank or other financial institution that has an account with DTC (that is, a DTC participant) or through an account directly with DTC if you are a DTC participant.

        During the period of time the debt securities are represented by one or more global certificates:

  •
  You will not be able to have the debt securities registered in your name.

  •
  You will not be able to receive a physical certificate for the debt securities.

  •
  DTC will credit interest and principal payments from us to the accounts of your broker, bank or other financial institution according to their beneficial ownership as reflected in DTC's records.

  •
  Our obligations, as well as the obligations of the trustee and any of our agents, under the debt securities will run only to DTC as the registered owner of the debt securities. For example, once we make payment to DTC, we will have no further responsibility for the payment even if DTC or your broker, bank or other financial institution fails to pass it on so that you receive it.

  •
  Your rights under the debt securities relating to payments, transfer, exchanges and other matters will be governed by applicable law and by the contractual arrangements between you and your broker, bank or other financial institution, and the contractual arrangements you have or your broker, bank or financial institution has with DTC. Neither we nor the trustee will have any responsibility for the actions of DTC or your broker, bank or financial institution.

  •
  You may not be able to sell your interests in the debt securities to some insurance companies and others who are required by law to own their debt securities in the form of physical certificates.

        We, the trustee and the paying agent have no responsibility or liability for the records relating to beneficial ownership interests in the global certificates or for the payments of principal and interest for the accounts of beneficial holders of interests in the global certificates. A global certificate generally can be transferred only as a whole, unless it is being transferred to certain nominees of DTC or it is exchanged in whole or in part for debt securities in physical form in accordance with the indenture. A series of debt securities represented by global certificates will be exchangeable for debt securities in registered form with the same terms in authorized denominations if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and we do not appoint a successor depositary within 90 days;

  •
  an event of default has occurred with respect to such series and is continuing and the security registrar for such series has received a request from DTC or the trustee to issue securities of such series in lieu of all or a portion of the global securities (in which case we will deliver securities of such series within 30 days of such request); or

  •
  we decide not to require all of the debt securities of a series to be represented by global certificates and notify the trustee of that decision.

Certain Covenants

        Under the indenture, there are no covenants restricting our ability to pay dividends, incur additional debt or issue additional securities or which require us to maintain any financial ratios or reserves. However, the indenture does contain other covenants for your protection, including those described below. The covenants summarized below will apply to the debt securities (unless waived or amended) as long as the debt securities are outstanding.

        Limitation on Liens.    The indenture provides that we will not, and will not permit any of our Subsidiaries to, incur, create, assume or suffer to exist any Lien on any Principal Property or on any securities or indebtedness of any Subsidiary that owns or leases any Principal Property (whether such Principal Property, securities or indebtedness are now existing or owned or subsequently created or acquired) to secure any Indebtedness, without effectively providing that the debt securities will be secured equally and ratably with or prior to such secured Indebtedness until such time as such Indebtedness is no longer secured by a Lien.

        The foregoing restriction does not require us to secure the debt securities if the Indebtedness secured by these Liens is exempted as described under "—Exempted Indebtedness" below and does not prohibit us from creating any of the following:

  •
  Liens existing on, or provided for under the terms of agreements existing on, the date that any debt securities are issued under the indenture;

  •
  certain Liens on property, shares of stock, indebtedness or other assets at the time of acquisition thereof and certain Liens on property, shares of stock, indebtedness or other assets of a Person existing at the time it becomes our Subsidiary that are not incurred in anticipation of such Person becoming a Subsidiary;

  •
  certain Liens that are created within one year after acquisition, completion and/or commencement of commercial operation on, any property acquired, constructed, altered or improved by us or any of our Subsidiaries;

  •
  Liens in favor of us or our Subsidiaries;

  •
  Liens on any current assets that secure current liabilities;

  •
  Liens in favor of the United States or any state, territory or possession thereof (or the District of Columbia), any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction to secure partial, progress, advance or other payments pursuant to any contract or statute;

  •
  Liens to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing, developing, repairing or improving the property subject to such Liens, including without limitation, Liens to secure Indebtedness of the pollution control or industrial revenue bond type;

  •
  Liens to secure Indebtedness issued or guaranteed by the United States, any state thereof, any foreign country or any department, agency or instrumentality of any such jurisdiction;

  •
  Permitted Liens; and

  •
  Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements), in whole or in part, of any Lien referred to in the bullet points above; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such refinancing, refunding, extension, renewal or replacement (plus the aggregate amount of premiums, other payments, costs and expenses related to such refinancing, refunding, extension, renewal or replacement), and that such refinancing, refunding, extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so refinanced, refunded, extended, renewed or replaced (plus improvements on such property).

        Limitation on Sale-Leaseback Transactions.    The indenture provides that neither we nor any Subsidiary will enter into any Sale-Leaseback Transaction with respect to any Principal Property unless either:

  •
  we or our Subsidiary, as the case may be, would be permitted, pursuant to the provisions of the indenture, to incur Indebtedness secured by a Lien on the Principal Property involved in such transaction at least equal in amount to the Attributable Indebtedness with respect to that Sale-Leaseback Transaction without equally and ratably securing the debt securities pursuant to the covenant described above in "—Limitation on Liens;" or

  •
  within 12 months after the effective date of such transaction, we or our Subsidiary, as the case may be, apply an amount equal to not less than the Attributable Indebtedness with respect to such Sale-Leaseback Transaction either to:

  (1)
  the voluntary defeasance or the prepayment, repayment, redemption or retirement of our Indebtedness that ranks senior to or pari passu with the debt securities in right of payment of principal, premium and interest;

  (2)
  the acquisition, construction, development or improvement of any Principal Property used or useful in our businesses (including the businesses of our Subsidiaries); or

  (3)
  any combination of applications referred to in (1) or (2) above.

        Exempted Indebtedness.    Notwithstanding the foregoing limitations on Liens and Sale-Leaseback Transactions, we and our Subsidiaries may incur, issue, assume or guarantee Indebtedness secured by a Lien not otherwise permitted by the indenture without securing the debt securities, or may enter into Sale-Leaseback Transactions without complying with the preceding paragraph, or enter into a combination of such transactions, if the sum of the aggregate principal amount of all other such secured Indebtedness then outstanding and the Attributable Indebtedness of all Sale-Leaseback Transactions then in existence (to the extent not included in Indebtedness secured by Liens not otherwise permitted by the indenture and excluding any Sale-Leaseback Transaction the proceeds of which have been applied as described in the second bullet point under "—Limitation on Sale-Leaseback Transactions") does not at any time exceed 15% of our Consolidated Net Tangible Assets.

  Additional Covenants.

        Under the indenture, we also:

  •
  will pay the principal of, interest and any premium on, the debt securities when due;

  •
  will maintain a place of payment;

  •
  will deliver a certificate to the trustee after the end of each fiscal year reviewing our compliance with our obligations under the indenture;

  •
  will preserve our corporate existence; and

  •
  will deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

Definitions

        "Attributable Indebtedness" means with respect to a Sale-Leaseback Transaction, at the time of determination, the lesser of:

  •
  the present value of the total net amount of rent required to be paid under the lease involved in such Sale-Leaseback Transaction during the remaining term thereof (including any renewal term exercisable at the lessee's option or period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the debt securities compounded semiannually; and

  •
  if the obligation with respect to the Sale-Leaseback Transaction constitutes an obligation that is required to be accounted for as a capital lease obligation in accordance with generally accepted accounting principles, the amount equal to the capitalized amount of such obligation determined in accordance with generally accepted accounting principles and included in the financial statements of the lessee.

        For purposes of the foregoing definition, rent will not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, utilities, water rates, operating charges, labor costs and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, the total net amount of rent shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the total net amount of rent determined assuming no such termination.

        "Consolidated Net Tangible Assets" is defined in the indenture to mean the aggregate amount of assets included in the most recent consolidated balance sheet of Cameron and its Subsidiaries less (i) current liabilities of Cameron and its Subsidiaries and (ii) the net book amount of all intangible assets of Cameron and its Subsidiaries.

        "Indebtedness" is defined in the indenture to mean (i) long-term liabilities representing borrowed money or purchase money obligations as shown on the liability side of a balance sheet, other than liabilities evidenced by obligations under leases, (ii) indebtedness secured by any Lien existing on property owned subject to that Lien, whether or not the same indebtedness has been assumed and (iii) contingent obligations in respect of, or to purchase or otherwise acquire, any indebtedness of others described in the foregoing clauses (i) or (ii) above, including guarantees and endorsements, other than for purposes of collection in the ordinary course of business of any indebtedness.

        "Lien" is defined in the indenture to mean any mortgage, pledge, security interest, encumbrance, lien, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property or a security interest of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to us or any of our Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement).

        "Permitted Liens" are defined in the indenture to include:

  •
  any statutory or governmental Lien or a Lien arising by operation of law, or any mechanics', repairmen's, materialmen's, supplier's, carrier's, landlord's, warehousemen's or similar Lien incurred in the ordinary course of business which is not yet due or is being contested in good faith by appropriate proceedings and any undetermined Lien that is incidental to construction, development, improvement or repair;

  •
  the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, license or permit or by any provision of law to purchase or to recapture, or to designate a purchaser of, any property;

  •
  Liens for taxes and assessments that are for the current year and are not at the time delinquent or are delinquent but the validity of which are being contested at the time by us or any of our Subsidiaries in good faith;

  •
  Liens on, or to secure the performance of, leases;

  •
  Liens upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings;

  •
  Liens upon property or assets acquired or sold by us or any of our Subsidiaries resulting from the exercise of any rights arising out of defaults on receivables;

  •
  Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;

  •
  Liens upon or deposits of any assets to secure performance and Liens in favor of issuers of surety or performance bonds, letters of credit, banker's acceptances or guarantees pursuant to the request of and for the account of us or any of our Subsidiaries; and

  •
  Liens arising or imposed by reason of any attachment, judgment, decree or order of any regulatory, governmental or court authority or proceeding, so long as any proceeding initiated to review same shall not have been terminated or the period within which such proceeding may be initiated shall not have expired, or such attachment, judgment, decree or order shall otherwise be effectively stayed.

        "Person" is defined in the indenture to mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity of any kind.

        "Principal Property" is defined in the indenture to mean any real property, manufacturing plant, warehouse, office building or other physical facility, or any other like depreciable assets owned or leased by us or any Subsidiary, except for any such property that, in the opinion of our board of directors as set forth in a board resolution adopted in good faith, is not material to the total business conducted by us and our Subsidiaries taken as a whole; provided, that any such individual property shall be deemed to not be a Principal Property (without the need for any board resolution) if such property does not have a fair value in excess of 0.25% of the total assets included in the most recent consolidated balance sheet of us and our Subsidiaries prepared in accordance with generally accepted accounting principles consistently applied, provided further that the aggregate fair value of properties excluded pursuant to the preceding proviso shall not exceed $100,000,000.

        "Sale-Leaseback Transaction" means any arrangement with any Person providing for the leasing by us or any of our Subsidiaries of any Principal Property, which Principal Property has been or is to be sold or transferred by us or such Subsidiary to such Person, other than:

  •
  any such transaction involving a lease for a term (including renewals or extensions exercisable by us or any of our Subsidiaries) of not more than three years;

  •
  any such transaction between us and any of our Subsidiaries or between any of our Subsidiaries; or

  •
  any such transaction entered into at the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the Principal Property.

        "Subsidiary" of a Person is defined in the indenture to mean (i) a corporation, a majority of whose Voting Stock is at the time, directly or indirectly, owned by that Person, by one or more subsidiaries of that Person or by that Person and one or more subsidiaries of that Person, (ii) a partnership in which that Person or a subsidiary of that Person is, at the date of determination, a general or limited partner of that partnership, but only if that Person or its subsidiary is entitled to receive more than 50% of the assets of that partnership upon its dissolution or more than 50% of the net income of that partnership, or (iii) any other Person, other than a corporation or partnership, in which that Person, directly or indirectly, at the date of determination, has (a) at least a majority ownership interest or (b) the power to elect or direct the election of a majority of the directors (or persons performing similar functions) of such Person and control the policies of that Person.

        "Voting Stock" means, with respect to any Person, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

Merger, Consolidation and Sale of Assets

        The indenture will provide that we may not convert, consolidate, amalgamate, merge or enter into a scheme of arrangement with or into any other person or sell, convey, transfer or lease all or substantially all of our properties and assets to another person, unless:

  •
  either (a) Cameron is the surviving corporation or (b) the person or entity formed by or surviving any such conversion, consolidation, amalgamation, merger or scheme of arrangement

    (if other than Cameron) or the person or entity to which such sale, conveyance, transfer or lease has been made (i) assumes all the obligations of Cameron under the debt securities and the indenture pursuant to agreements reasonably satisfactory to the trustee and (ii) is organized under the laws of a country that is a member of the Organisation for Economic Co-operation and Development, including the United States or any state thereof (including the District of Columbia); provided that, unless such person or entity is a corporation, a corporate co-issuer of the securities will be added to the applicable indenture by agreements reasonably satisfactory to the trustee;

  •
  we or the successor will not immediately be in default under the indenture; and

  •
  we deliver an officer's certificate and opinion of counsel to the trustee stating that such conversion, consolidation, amalgamation, merger, scheme of arrangement or sale, conveyance, transfer or lease, and any related supplemental indenture, complies with the indenture and that all conditions precedent set forth in the indenture have been complied with.

        Upon the assumption of all our obligations by a successor, we will be discharged from all obligations under the indenture.

Redemption, Sinking Fund and Defeasance

        If a series of debt securities may be redeemed or is subject to a sinking fund, the prospectus supplement will describe those terms.

        The indenture permits us to discharge or defease certain of our obligations for any series of debt securities at any time. We may defease a series of debt securities by depositing with the trustee cash or government securities sufficient to pay all sums due on that series. Under certain circumstances, if we defease a series of debt securities, our legal obligation to pay principal, interest and any premium on that series will be discharged. We can defease one series of debt securities without defeasing any other series.

        Under U.S. federal income tax law, a discharge of our obligation to pay principal, interest and any premium on the debt securities would be treated as an exchange of the debt securities for a new security representing an interest in the trust. Each holder would be required to recognize a gain or loss equal to any difference between the holder's cost or other tax basis for the debt securities and the value of the holder's interest in the trust. Holders would not be required to recognize a gain or loss under U.S. federal income tax law in the event of a defeasance of certain contractual obligations without a discharge of our legal obligation to pay principal, interest and any premium on the debt securities. Prospective investors are urged to consult their own tax advisers as to the consequences of a discharge, including the applicability and effect of tax laws other than U.S. federal income tax law.

Changes to the Indenture

        Holders who own more than 50% in principal amount of the debt securities of a series can agree with us to change the provisions of the indenture or supplemental indenture relating to that series. However, no change can affect the payment terms or the percentage required to change other terms without the consent of all holders of debt securities of the affected series.

        We may enter into supplemental indentures for other specified purposes and to make changes that would not materially adversely affect your interests, including the creation of any new series of debt securities, without the consent of any holder of debt securities.

Events of Default

        "Event of Default," when used in the indenture, with respect to debt securities of any series, will mean any of the following:

  (1)
  failure to pay any interest on any debt security of that series when due, which failure continues for 30 days;

  (2)
  failure to pay the principal of or any premium on any debt security of that series when due;

  (3)
  failure to deposit any mandatory sinking fund payment on any debt security of that series when due, which failure continues for 30 days;

  (4)
  failure to perform, or a breach of, any covenant or warranty in the indenture (other than a failure to file reports and documents as described below), which failure or breach continues for 90 days after written notice from the trustee or the holders of at least 25% in principal amount of debt securities of all series having the benefit of such covenant or warranty;

  (5)
  Cameron, pursuant to or within the meaning of any bankruptcy, insolvency, reorganization or other similar law, (i) commences a voluntary case, (ii) consents to the entry of any order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian or similar official of it or for any substantial part of its property, or (iv) makes an assignment for the benefit of its creditors, or Cameron admits its inability to pay its debts generally as they come due or takes any corporate action in furtherance of any of the actions referred to above in this clause (5);

  (6)
  a court of competent jurisdiction enters an order or decree under any bankruptcy, insolvency, reorganization or other similar law that (i) is for relief against Cameron in an involuntary case, (ii) appoints a custodian or similar official of Cameron or for any substantial part of its property, or (iii) orders the winding up or liquidation of Cameron; and the order or decree remains unstayed and in effect for 60 consecutive days; or

  (7)
  any other event of default as may be specified in the supplemental indenture with respect to debt securities of that series.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, interest or any premium) if it considers the withholding of notice to be in the interests of the holders.

        If an event of default for any series of debt securities issued under the indenture occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration.

        Notwithstanding the foregoing to the extent that we so elect, the sole remedy for an Event of Default relating to our failure to timely file reports and documents under the Exchange Act will, for the first 120 days after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest ("Special Interest") on the notes at an annual rate equal to 0.50% of the principal amount of the notes. Such Special Interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first interest payment date following the date on which such Special Interest began to accrue on the notes. Special Interest will accrue on all outstanding notes from and including the date on which an Event of Default relating to a failure to timely file a report or document first occurs to but not including the 120th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived). On such 120th day (or earlier, if the Event of

Default relating to the failure to timely file a report or document is cured or waived prior to such 120th day), such Special Interest will cease to accrue and, if the Event of Default relating to the failure to timely file a report or document shall not have been cured or waived prior to such 120th day, the notes will be subject to acceleration as provided in the preceding paragraph. The provisions of this paragraph will not affect the rights of holders in the event of the occurrence of any other Event of Default.

        If we elect to pay Special Interest in connection with an Event of Default relating to our failure to timely file a report or document, (1) we will notify all holders of notes and the trustee and paying agent of our election in writing on or before the close of business on the date on which such Event of Default first occurs, and (2) all references herein to interest accrued or payable as of any date will include any Special Interest accrued or payable as of such date as provided in the preceding paragraph. Upon our failure to timely give such notice, the notes will be subject to acceleration as provided above.

        Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights, security or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnity satisfactory to the trustee. If they provide this reasonable indemnification, the holders of a majority in principal amount outstanding of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Reports

        The indenture will provide that so long as any debt securities are outstanding, if we are subject to the periodic reporting requirements of the Exchange Act, we will file with the SEC and furnish to the trustee (unless such reports are available on the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system or any successor thereto), within the time periods specified in the SEC's rules and regulations:

  (1)
  all quarterly and annual reports on Forms 10-Q and 10-K required to be filed by companies that are subject to the periodic reporting requirements of the Exchange Act; and

  (2)
  all current reports on Form 8-K required to be filed by companies that are subject to the periodic reporting requirements of the Exchange Act.

        Each annual report on Form 10-K will include a report on our consolidated financial statements by our certified independent accountants. In addition, we will post a copy of each of the reports referred to in clauses (1) and (2) above on our website for public availability as soon as reasonably practicable after such reports are filed with the SEC.

        If, at any time, we are no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the indenture will require that we will nevertheless continue to prepare the financial statements and a "Management's Discussion and Analysis of Financial Condition and Results of Operations" substantially similar to that which would have been required to be included in each of the reports specified in clause (1) of the preceding paragraph of this covenant had we been subject to such Exchange Act reporting requirements (with all such financial statements prepared in accordance with Regulation S-X promulgated by the SEC and all such annual financial statements including a report thereon from our certified independent accountants) and post copies thereof to our website for public availability within the time periods that would have been applicable to filing such reports with the SEC in the rules and regulations applicable to such reports if we had been required to file those reports with the SEC; provided, however, that if we are no longer subject to the periodic reporting requirements of the Exchange Act, we will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein).

DESCRIPTION OF WARRANTS

General Description of Warrants

        We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent under the applicable warrant agreement and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of any warrants.

Debt Warrants

        The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of those warrants, including the following:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of the warrants;

  •
  the designation and terms of the debt securities that may be purchased upon exercise of the warrants;

  •
  if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

  •
  if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

  •
  the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  whether the warrants represented by the warrant certificates or the debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

  •
  information relating to book-entry procedures, if any;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material U.S. federal income tax considerations;

  •
  anti-dilution provisions of the warrants, if any;

  •
  redemption or call provisions, if any, applicable to the warrants;

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

  •
  any other information we think is important about the warrants.

        The description in the applicable prospectus supplement of any debt warrants we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC in connection with any offering of warrants.

Stock Warrants

        The prospectus supplement relating to a particular issue of warrants to purchase common stock or preferred stock will describe the terms of the common stock warrants and preferred stock warrants, including the following:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of the warrants;

  •
  the designation and terms of the common stock or preferred stock that maybe purchased upon exercise of the warrants;

  •
  if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

  •
  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

  •
  the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

  •
  the dates on which the right to exercise the warrants commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material U.S. federal income tax considerations;

  •
  anti-dilution provisions of the warrants, if any;

  •
  redemption or call provisions, if any, applicable to the warrants;

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

  •
  any other information we think is important about the warrants.

        The description in the applicable prospectus supplement of any stock warrants we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC in connection with any offering of warrants.

Exercise of Warrants

        Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of preferred stock or common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

        Until a warrant holder exercises such holder's warrants to purchase our debt securities, preferred stock or common stock, the holder will not have any rights as a holder of our debt securities, preferred stock or common stock, as the case may be, by virtue of the holder's ownership of warrants.

 DESCRIPTION OF RIGHTS

        We may issue rights to purchase debt securities, preferred stock, common stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.

        Each series of rights will be issued under a separate rights agreement that we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the applicable rights agreement and will not assume any obligation or relationship of agency or trust with any holders or beneficial owners of any rights.

        The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

  •
  the date of determining the stockholders entitled to the rights distribution;

  •
  the number of rights issued or to be issued to each stockholder;

  •
  the exercise price payable for each share of debt securities, preferred stock, common stock or other securities upon the exercise of the rights;

  •
  the number and terms of the units of debt securities, preferred stock, common stock or other securities that may be purchased per each right;

  •
  the extent to which the rights are transferable;

  •
  the date on which the holder's ability to exercise the rights shall commence, and the date on which the rights shall expire;

  •
  the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

  •
  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights;

  •
  any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights; and

  •
  any other information we think is important about the rights.

        The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agreement, which will be filed with the SEC in connection with any offering of rights.

 DESCRIPTION OF THE UNITS

        We may issue units consisting of one or more debt securities, shares of common stock or preferred stock, warrants or any combination of such securities. Each series of units will be issued under a separate unit agreement to be entered into between us and a bank or other financial institution, as unit agent. The unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holders or beneficial owners of any units.

        The prospectus supplement relating to a particular issue of units will describe the terms of those units, including as applicable:

  •
  the designation and terms of the units and the securities included in the units;

  •
  any provision for the issuance, payment, settlement, transfer or exchange of the units;

  •
  the date, if any, on and after which the units may be transferable separately;

  •
  whether we will apply to have the units traded on a securities exchange or securities quotation system;

  •
  any material U.S. federal income tax consequences;

  •
  how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities; and

  •
  any other information we think is important about the units.

        The description in the applicable prospectus supplement of any units that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC in connection with any offering of units.

DESCRIPTION OF DEPOSITARY SHARES

General

        We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represents a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank depositary. The phrase "bank depositary" means a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

        We have summarized some common provisions of a depositary agreement and the related depositary receipts. The applicable prospectus supplement will describe the specific terms of any offering of depositary shares, which may differ from the general terms outlined below. The description in the applicable prospectus supplement of any depositary shares that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable forms of the depositary agreement and depositary receipts, which will be filed with the SEC each time we issue depositary shares.

Dividends and Other Distributions

        If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

        If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the bank depositary as to how to vote the preferred stock represented by such holder's depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action which the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the bank depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of us and such distribution has been distributed to the holders of depositary shares.

Charges of Bank Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be payable by such holders.

Withdrawal of Preferred Stock

        Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Reports and Communications

        The bank depositary will forward to holders of depositary shares all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.

 DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and contracts obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as "stock purchase contracts." The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants or other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the securities under the stock purchase contracts, which we refer to in this prospectus as "stock purchase units." The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

        The prospectus supplement relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

  •
  if applicable, a discussion of material U.S. federal income tax considerations; and

  •
  any other information we think is important about the stock purchase contracts or the stock purchase units.

        The description in the applicable prospectus supplement of any stock purchase contracts or stock purchase units that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable stock purchase contract and, if applicable, collateral or depositary arrangements, which will be filed with the SEC in connection with any offering of stock purchase contracts or stock purchase units.

 PLAN OF DISTRIBUTION

        We may sell or distribute the securities offered by this prospectus in one or more of the following ways:

  •
  through underwriters or dealers;

  •
  through agents;

  •
  directly to purchasers;

  •
  in "at the market offerings" to or through a market maker or into an existing trading market, a securities exchange or otherwise;

  •
  in transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

  •
  through a combination of any of these methods of sale.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

        We may sell some or all of the securities offered by this prospectus through:

  •
  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block as principal in order to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

  •
  privately negotiated transactions.

        In addition, we may enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

  •
  enter into transactions involving short sales of the common shares by broker-dealers;

  •
  sell common shares short and redeliver the shares to close out short positions;

  •
  enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

  •
  loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        There is currently no market for any of the securities included in this prospectus, other than the shares of common stock listed on the New York Stock Exchange. While it is possible that an underwriter could inform us that it intends to make a market in these other securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, we cannot assure you as to whether an active trading market will develop for these other securities. We have no current plans for listing any of these other securities on any securities exchange; any such listing with respect to any particular of these other securities will be described in the applicable prospectus supplement. If these other securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities and other factors.

        We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

        At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        If dealers are used in the sale of securities, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the terms of the transaction.

        Securities may also be sold directly by us. In this case, no underwriters or agents would be involved.

        If a prospectus supplement so indicates, underwriters, brokers or dealers, in compliance with applicable law, may engage in transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market.

        Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the shares may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

        Pursuant to a requirement by the Financial Industry Regulatory Authority ("FINRA"), the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 under the Securities Act.

        If more than 5% of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or its affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

LEGAL MATTERS

        The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Vinson & Elkins L.L.P, Dallas, Texas. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

        The consolidated financial statements of Cameron International Corporation incorporated by reference in the Annual Report on Form 10-K of Cameron International Corporation for the year ended December 31, 2010 (including the schedule included therein), and the effectiveness of internal control over financial reporting of Cameron International Corporation as of December 31, 2010, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included or incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the estimated expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby, all of which are payable by us:

Securities and Exchange Commission registration fee	$	*
Legal fees and expenses		**
Trustee fees and expenses		**
Accountant's fees and expenses		**
Rating agency fees		**
Printing fees		**
Miscellaneous		**

Total	$	**

*
Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act of 1933 (the "Securities Act").

**
These fees cannot be estimated at this time because they will depend on the types and amounts of securities offered.

ITEM 15.    Indemnification of Directors and Officers

        We are incorporated under the laws of the State of Delaware.

        Section 145 of the Delaware General Corporation Law (the "DGCL") permits a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

        In a suit brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of the case, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such persons shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceedings, as well as to expenses (including attorneys' fees).

        The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

        Our certificate of incorporation provides that we must indemnify each director and officer who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was one of our directors or officers against expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. We have entered into indemnification agreements with each of our directors and executive officers and certain other designated officers pursuant to which we have agreed to indemnify, and advance expenses to, each indemnitee to the fullest extent permitted by Delaware law.

        Section 102(b)(7) of the DGCL ("Section 102(b)") authorizes corporations to limit or to eliminate the personal liability of directors to corporations or their stockholders for monetary damages for breach of directors' fiduciary duty of care. Although Section 102(b) does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Our amended and restated certificate of incorporation, as amended, limits the liability of our directors to us or our stockholders to the fullest extent permitted by Section 102(b). Specifically, our directors will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock purchases or redemptions as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. In the view of the SEC, the limitation of monetary liability pursuant to state law does not apply to liabilities under the federal securities laws.

        As permitted by our certificate of incorporation, we have purchased and maintain insurance on behalf of our directors and officers to cover any liability asserted against them and incurred by them in such capacities or arising out of their status as such.

        The above discussion of the DGCL and our amended and restated certificate of incorporation, as amended, is not intended to be exhaustive and is respectively qualified in its entirety by the provisions of the DGCL and our amended and restated certificate of incorporation, as amended.

ITEM 16.    Exhibits and Financial Statement Schedules

  (a)
  Exhibits.    The following documents are filed as exhibits to this registration statement:

Exhibit Number		Exhibit Title
1.1	**	Form of Underwriting Agreement.

4.1	*	Form of Indenture.

4.2		Amended and Restated Certificate of Incorporation of Cameron International Corporation, dated June 30, 1995, filed as Exhibit 4.2 to the Registration Statement on Form S-8 filed on July 25, 1995, and incorporated herein by reference.

Exhibit Number		Exhibit Title
4.3		Certificate of Amendment to the Restated Certificate of Incorporation of Cameron International Corporation, dated May 14, 2008, filed as Exhibit 4.3 to the Registration Statement on Form S-8 filed on May 26, 1998, and incorporated herein by reference.

4.4		Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cameron International Corporation, dated May 5, 2006, filed as Exhibit 3.1 to the Current Report on Form 8-K filed on May 9, 2006, and incorporated herein by reference.

4.5		Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cameron International Corporation, dated December 11, 2007, filed as Exhibit 3.1 to the Current Report on Form 8-K filed December 11, 2007, and incorporated herein by reference.

4.6		Third Amended and Restated Bylaws of Cameron International Corporation, filed as Exhibit 3.5 to the Annual Report on Form 10-K for the year ended December 31, 2009, and incorporated herein by reference.

4.7		First Amendment to Third Amended and Restated Bylaws of Cameron International Corporation, filed as Exhibit 3.1 to the Current Report on Form 8-K filed February 19, 2010, and incorporated herein by reference.

4.8		Second Amendment to Third Amended and Restated Bylaws of Cameron International Corporation, filed as Exhibit 3.7 to the Annual Report on Form 10-K for the year ended December 31, 2010, and incorporated herein by reference.

4.9		Indenture, dated as of June 26, 2008, between Cameron International Corporation and Wells Fargo Bank, National Association, as trustee, filed as Exhibit 4.1 to the Current Report on Form 8-K filed on June 26, 2008, and incorporated herein by reference.

4.10		First Supplemental Indenture, dated as of June 26, 2008, between Cameron International Corporation and Wells Fargo Bank, National Association, as trustee, with respect to the indenture identified above as Exhibit 4.9, filed as Exhibit 4.2 to the Current Report on Form 8-K filed on June 26, 2008, and incorporated herein by reference.

4.11		Second Supplemental Indenture, dated as of June 26, 2008, between Cameron International Corporation and Wells Fargo Bank, National Association, as trustee, with respect to the indenture identified above as Exhibit 4.9, filed as Exhibit 4.3 to the Current Report on Form 8-K filed on June 26, 2008, and incorporated herein by reference.

4.12		Third Supplemental Indenture, dated as of June 2, 2011, between Cameron International Corporation and Wells Fargo Bank, National Association, as trustee, with respect to the indenture identified above as Exhibit 4.9, filed as Exhibit 4.2 to the Current Report on Form 8-K filed on June 2, 2011, and incorporated herein by reference.

4.13		Fourth Supplemental Indenture, dated as of June 2, 2011, between Cameron International Corporation and Wells Fargo Bank, National Association, as trustee, with respect to the indenture identified above as Exhibit 4.9, filed as Exhibit 4.3 to the Current Report on Form 8-K filed on June 2, 2011, and incorporated herein by reference.

4.14		Fifth Supplemental Indenture, dated as of June 2, 2011, between Cameron International Corporation and Wells Fargo Bank, National Association, as trustee, with respect to the indenture identified above as Exhibit 4.9, filed as Exhibit 4.4 to the Current Report on Form 8-K filed on June 2, 2011, and incorporated herein by reference.

4.15	**	Form of Preferred Stock Certificate of Designation.

4.16		Form of Debt Securities (included as part of Exhibit 4.8).

Exhibit Number		Exhibit Title
4.17	**	Form of Warrant Agreement.

4.18	**	Form of Warrant Certificate.

4.19	**	Form of Rights Agreement.

4.20	**	Form of Rights Certificate.

4.21	**	Form of Unit Agreement.

4.22	**	Form of Unit Certificate.

4.23	**	Form of Depositary Agreement.

4.24	**	Form of Depositary Receipt.

4.25	**	Form of Stock Purchase Contract.

4.26	**	Form of Stock Purchase Unit.

5.1	*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

12.1	*	Computation of Ratio of Earnings to Fixed Charges.

23.1	*	Consent of Ernst & Young LLP.

23.2	*	Consent of Vinson & Elkins L.L.P (included in the opinion filed as Exhibit 5.1 to this registration statement).

24.1	*	Powers of Attorney (included on the signature page to this registration statement).

25.1	***	Form T-1 Statement of Eligibility for the Indenture.

*
Filed herewith.

**
To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated by reference herein.

***
To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

ITEM 17.    Undertakings

        The undersigned registrant hereby undertakes:

  1.
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (a)
  To include any prospectus required by section 10(a)(3) of the Securities Act;

  (b)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (c)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs 1(a), 1(b) and 1(c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  2.
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3.
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  4.
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (a)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (b)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  5.
  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (a)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (b)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (c)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (d)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  6.
  That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  7.
  To the extent that the securities are offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

  8.
  Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 22, 2011.

CAMERON INTERNATIONAL CORPORATION
By:	/s/ JACK B. MOORE Jack B. Moore Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

        Each of the undersigned hereby appoints Jack B. Moore, William C. Lemmer and Grace B. Holmes, and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this registration statement, including post-effective amendments and supplements, whether on Form S-3 or otherwise, or any additional registration statement pursuant to Rule 462 promulgated under the Securities Act of 1933, and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all act and things whatsoever requisite or desirable.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 22, 2011.

Signature	Title

/s/ JACK B. MOORE Jack. B. Moore	Chairman, President and Chief Executive Officer (Principal Executive Officer)
/s/ CHARLES M. SLEDGE Charles M. Sledge	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ CHRISTOPHER A. KRUMMEL Christopher A. Krummel	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)
/s/ C. BAKER CUNNINGHAM C. Baker Cunningham	Director

Signature	Title

/s/ SHELDON R. ERICKSON Sheldon R. Erikson	Director
/s/ PETER J. FLUOR Peter J. Fluor	Director
/s/ DOUGLAS L. FOSHEE Douglas L. Foshee	Director
/s/ ROLDOFO LANDIM Roldofo Landim	Director
/s/ MICHAEL E. PATRICK Michael E. Patrick	Director
/s/ JON ERIK REINHARDSEN Jon Erik Reinhardsen	Director
/s/ DAVID ROSS David Ross	Director
/s/ BRUCE W. WILKINSON Bruce W. Wilkinson	Director

EXHIBIT INDEX

Exhibit Number		Exhibit Title
1.1	**	Form of Underwriting Agreement.

4.1	*	Form of Indenture.

4.2		Amended and Restated Certificate of Incorporation of Cameron International Corporation, dated June 30, 1995, filed as Exhibit 4.2 to the Registration Statement on Form S-8 filed on July 25, 1995, and incorporated herein by reference.

4.3		Certificate of Amendment to the Restated Certificate of Incorporation of Cameron International Corporation, dated May 14, 2008, filed as Exhibit 4.3 to the Registration Statement on Form S-8 filed on May 26, 1998, and incorporated herein by reference.

4.4		Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cameron International Corporation, dated May 5, 2006, filed as Exhibit 3.1 to the Current Report on Form 8-K filed on May 9, 2006, and incorporated herein by reference.

4.5		Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cameron International Corporation, dated December 11, 2007, filed as Exhibit 3.1 to the Current Report on Form 8-K filed December 11, 2007, and incorporated herein by reference.

4.6		Third Amended and Restated Bylaws of Cameron International Corporation, filed as Exhibit 3.5 to the Annual Report on Form 10-K for the year ended December 31, 2009, and incorporated herein by reference.

4.7		First Amendment to Third Amended and Restated Bylaws of Cameron International Corporation, filed as Exhibit 3.1 to the Current Report on Form 8-K filed February 19, 2010, and incorporated herein by reference.

4.8		Second Amendment to Third Amended and Restated Bylaws of Cameron International Corporation, filed as Exhibit 3.7 to the Annual Report on Form 10-K for the year ended December 31, 2010, and incorporated herein by reference.

4.9		Indenture, dated as of June 26, 2008, between Cameron International Corporation and Wells Fargo Bank, National Association, as trustee, filed as Exhibit 4.1 to the Current Report on Form 8-K filed on June 26, 2008, and incorporated herein by reference.

4.10		First Supplemental Indenture, dated as of June 26, 2008, between Cameron International Corporation and Wells Fargo Bank, National Association, as trustee, with respect to the indenture identified above as Exhibit 4.9, filed as Exhibit 4.2 to the Current Report on Form 8-K filed on June 26, 2008, and incorporated herein by reference.

4.11		Second Supplemental Indenture, dated as of June 26, 2008, between Cameron International Corporation and Wells Fargo Bank, National Association, as trustee, with respect to the indenture identified above as Exhibit 4.9, filed as Exhibit 4.3 to the Current Report on Form 8-K filed on June 26, 2008, and incorporated herein by reference.

4.12		Third Supplemental Indenture, dated as of June 2, 2011, between Cameron International Corporation and Wells Fargo Bank, National Association, as trustee, with respect to the indenture identified above as Exhibit 4.9, filed as Exhibit 4.2 to the Current Report on Form 8-K filed on June 2, 2011, and incorporated herein by reference.

4.13		Fourth Supplemental Indenture, dated as of June 2, 2011, between Cameron International Corporation and Wells Fargo Bank, National Association, as trustee, with respect to the indenture identified above as Exhibit 4.9, filed as Exhibit 4.3 to the Current Report on Form 8-K filed on June 2, 2011, and incorporated herein by reference.

Exhibit Number		Exhibit Title
4.14		Fifth Supplemental Indenture, dated as of June 2, 2011, between Cameron International Corporation and Wells Fargo Bank, National Association, as trustee, with respect to the indenture identified above as Exhibit 4.9, filed as Exhibit 4.4 to the Current Report on Form 8-K filed on June 2, 2011, and incorporated herein by reference.

4.15	**	Form of Preferred Stock Certificate of Designation.
4.16		Form of Debt Securities (included as part of Exhibit 4.8).

4.17	**	Form of Warrant Agreement.

4.18	**	Form of Warrant Certificate.

4.19	**	Form of Rights Agreement.

4.20	**	Form of Rights Certificate.

4.21	**	Form of Unit Agreement.

4.22	**	Form of Unit Certificate.

4.23	**	Form of Depositary Agreement.

4.24	**	Form of Depositary Receipt.

4.25	**	Form of Stock Purchase Contract.

4.26	**	Form of Stock Purchase Unit.

5.1	*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

12.1	*	Computation of Ratio of Earnings to Fixed Charges.

23.1	*	Consent of Ernst & Young LLP.

23.2	*	Consent of Vinson & Elkins L.L.P (included in the opinion filed as Exhibit 5.1 to this registration statement).

24.1	*	Powers of Attorney (included on the signature page to this registration statement).

25.1	***	Form T-1 Statement of Eligibility for the Indenture.

*
Filed herewith.

**
To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated by reference herein.

***
To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.